EXHIBIT 23.2


                       INDEPENDENT AUDITORS' CONSENT

      We consent to the incorporation by reference in this Registration Statement of Hexcel Corporation on Form S-8 of our report dated February 28, 1997, appearing in the Annual Report on Form 10-K of Hexcel Corporation for the year ended December 31, 1998.

Deloitte & Touche LLP

Oakland, California
July 19, 1999